WARRANT AGREEMENT


          WARRANT AGREEMENT dated as of July 28, 1995, between NS Group, Inc., a Kentucky corporation (the
"Company"), and The Huntington National Bank, a national banking association, as warrant agent (the "Warrant Agent").

          WHEREAS, the Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing warrants (the "Warrants") to acquire, under certain circumstances, an aggregate of 1,533,692 shares, subject to adjustment, of its Common Stock (as defined below), in connection with an offering by the Company of 131,096 Units (herein so called) comprised of the Warrants and $131,096,000 aggregate principal amount of its 13-1/2% Senior Secured Notes Due 2003 (the "Senior Secured Notes");

          WHEREAS, the Senior Secured Notes are to be issued under an indenture to be dated as of July 28, 1995 (the
"Indenture") between the Company and The Huntington National
Bank, as trustee (the "Trustee");

          WHEREAS, each Unit will consist of one Senior Secured Note in the principal amount of $1,000 and one (1) Warrant (each Warrant initially entitling the holder thereof to purchase 11.699 shares of Common Stock), and, prior to the separation of Senior Secured Notes from Warrants as described herein, the Units shall be physically represented by Senior Secured Notes containing thereon an endorsement (the "Warrant Endorsement") representing beneficial ownership of the related Warrants on deposit with the Warrant Agent as custodian for the registered holders of such Senior Secured Notes;

          WHEREAS, the Warrants and the Senior Secured Notes shall be separately transferable commencing on the Separation Date (as defined below); and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates and other matters as provided herein;

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the record holders from time to time of the Warrants, the Company and the Warrant Agent hereby agree as follows:


                              ARTICLE I
                             DEFINITIONS

Section 1.1    Certain Definitions.

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" of any person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Change of Shares" shall have the meaning ascribed thereto in Section 4.1(a) hereof.

          "Common Equity Securities" means Common Stock and securities convertible into, or exercisable or exchangeable for, Common Stock or rights or options to acquire Common Stock or such other securities, excluding the Warrants.

          "Common Stock" or "Warrant Shares" means the common stock, no par value per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          "Common Stock Distribution" shall have the meaning ascribed thereto in Section 4.1(b) hereof.

          "Convertible Securities" shall have the meaning ascribed thereto in Section 4.1(c) hereof.

          "Depository" means a clearing agency registered under the Exchange Act that is designated by the Company to act as depository for the Warrants.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Date" means the date 180 days after the issuance of the Warrants.

          "Expiration Date" means July 15, 2003, subject to the provisions of Section 3.5.

          "Global Certificate" or "Global Certificates" means a Warrant Certificate or Certificates, as the case may be, substantially in the form attached hereto as Exhibit A, evidencing all or part of the entire issue of Warrants, issued to the Depository or its nominee, and registered in the name of such Depository or nominee.

          "Holders" means, from time to time, the holders of the Warrants.

          "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

          "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

          "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more persons (other than a Wholly Owned Recourse Subsidiary) in which the Company is not the survivor, or a sale of all or substantially all of the assets of the Company to one or more such other persons, if, in connection with any of the foregoing, consideration (other than consideration which includes Common Equity Securities) is distributed to holders of Common Stock in exchange for all or substantially all of their equity interest in the Company.

          "Options" shall have the meaning ascribed thereto in Section 4.1(c) hereof.

          The term "person" means any individual,
     corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Purchase Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $4.00 per share, subject to adjustment from time to time pursuant to Article IV hereof.

          "SEC" means the Securities and Exchange
     Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Separated" shall have the meaning ascribed thereto in Section 5.2 hereof.

          "Separation" shall have the meaning ascribed thereto in Section 5.2 hereof.

          "Separation Date" means ninety (90) days after the date hereof or such earlier date as may be designated to the Company by the Underwriters.

          "Survivor" shall have the meaning ascribed thereto in Section 3.5(b) hereof.

          "Underlying Common Stock" means the shares of Common Stock issuable upon the exercise of the Warrants.

          "Underwriters" means Chemical Securities, Inc. and
     CS First Boston, the underwriters of the Units.

          "Warrant Agent" means The Huntington National
     Bank, a national banking association, or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

          "Warrant Agent Office" shall have the meaning ascribed thereto in Section 5.1 hereof.

          "Warrant Certificates" shall have the meaning ascribed thereto in Section 2.1 hereof.

          "Warrants" shall have the meaning ascribed thereto in the preamble hereto.

          The terms "Asset Sale Offer" and "Change of
     Control Offer" and "Wholly-Owned Recourse Subsidiary" shall have the respective meanings ascribed thereto in the Indenture.



                              ARTICLE II
                      ORIGINAL ISSUE OF WARRANTS

Section 2.1    Form of Warrant Certificates.

          The Warrant Certificates (a) shall be issued in registered form only and substantially in the form attached hereto as Exhibit A, (b) shall be dated the date of issuance thereof (whether upon initial issuance, registration of transfer, exchange or replacement), (c) shall show the date of countersignature and (d) shall have such legends and endorsements, each as provided by the Company, typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant may be listed, or to conform to customary usage. The Warrant Certificates shall be in a format and in a form reasonably satisfactory to the Warrant Agent.

          Pending the preparation of definitive Warrant
Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant
Certificates in lieu of which they are issued.

          If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant
Certificates shall be exchangeable for definitive Warrant
Certificates upon surrender of the temporary Warrant
Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant
Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant
Certificates.

Section 2.2    Execution and Delivery of Warrant
Certificates.

          Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 1,533,692 shares of Common Stock shall be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.2 or by Section 3.4, Article V or Section 9.4. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any of its Vice Presidents, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be the Chairman of the Board, the President or a Vice President of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as through such person had not ceased to be such officer of the Company.

Section 2.3    Global Certificate Legend.

          Any Global Certificate issued hereunder shall, in addition to the provisions contained in Exhibit A, bear a legend on its face in substantially the following form:

     "This Warrant is a Global Certificate within the meaning of the Warrant Agreement referred to herein and is registered in the name of a Depository or a nominee of a Depository. This Warrant Certificate is exchangeable for Warrant Certificates registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Warrant Agreement, and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository."


                             ARTICLE III
           EXERCISE PRICE; EXERCISE OF WARRANTS GENERALLY;
                      NON-SURVIVING COMBINATION

Section 3.1    Exercise Price.

          Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to receive
11.699 shares of Common Stock for each Warrant represented thereby, subject to adjustment as herein provided upon payment of the Purchase Price for each of such shares. The Purchase Price shall be payable by certified or official bank check or wire transfer, payable in United States currency to the order of the Company.

Section 3.2    Exercise of Warrants.

          Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time on or after 180 days from the date of their issuance and prior to 5:00 p.m., Eastern Time, on the Expiration Date.

Section 3.3    Expiration of Warrants.

          The Warrants shall terminate and become void as of 5:00 p.m., Eastern Time, on the Expiration Date; provided, however, that the Warrants will terminate and become void prior to the Expiration Date in the event of a Non-Surviving Combination, pursuant to Section 3.5.

Section 3.4    Method of Exercise.

          In order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant to the Warrant Agent at the Warrant Agent Office, with one of the forms on the reverse of or attached to the Warrant Certificate duly executed, and tender the Purchase Price therefor in accordance with this Article III.

          If fewer than all of the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and, subject to the provisions of Article V, a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the person or persons entitled to receive the same.

          Upon surrender of a Warrant Certificate and payment of the Purchase Price in conformity with the foregoing provisions, the Warrant Agent shall thereupon promptly notify the Company, and the Warrant Agent will deliver or cause to be delivered to or upon written order of any Holder appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property (including any money) to which the Holder is entitled, subject to the provisions of Section 9.2.

Section 3.5    Non-Surviving Combination.

          (a)  If the Company proposes, prior to the
Expiration Date, to enter into a transaction that would constitute a Non-Surviving Combination if consummated, the Company shall give written notice thereof to the Warrant
Agent and to the Holders of Warrants, promptly after an agreement is reached with respect to the Non-Surviving
Combination but in no event less than 30 days prior to the consummation thereof. Such notice shall describe the transaction in reasonable detail and specify the consideration to be received by the Holders. The Company shall also furnish to each Holder of Warrants all notices and materials furnished to its stockholders in connection with such transactions.

          (b) The Company agrees that it will not enter into an agreement providing for a Non-Surviving Combination, unless the party to such transaction that is the surviving entity (the "Survivor") shall be obligated to distribute or pay to each Holder of Warrants, upon payment of the Purchase Price prior to the Expiration Date, the number of shares of stock or other securities or other property (including any cash) of the Survivor that would have been distributable or payable on account of the Underlying Common Stock if such Holder's Warrants had been exercised immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor). Following the consummation of a Non-Surviving Combination, the Warrants shall represent only the right to receive such shares of stock or other property from the Survivor upon payment of the Purchase Price prior to the Expiration Date.


                              ARTICLE IV
                             ADJUSTMENTS

Section 4.1    Adjustments of Exercise Price and Number of
               Shares of Common Stock.

          The number and kind of shares purchasable upon the exercise of Warrants and the Purchase Price shall be subject to adjustment from time to time as follows:

          (a) Changes in Common Stock. In the event the Company shall, at any time or from time to time after the date hereof, (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then (A) in the case of (i) or
(ii) above, the number of shares of Common Stock that may be purchased upon the exercise of each Warrant shall be adjusted to the number of shares of Common Stock that the Holder of such Warrant would have owned or have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Purchase Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable with one Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with one Warrant after the adjustment referred to above and (B) in the case of (iii) above, paragraph (l) below shall apply. An adjustment made pursuant to clause (A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of such dividend and shall become effective immediately after the effective date in other cases, but any shares of Common Stock issuable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

          (b) Common Stock Distribution. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by way of deemed distributions pursuant to paragraphs (c) and (d) below) any shares of Common Stock (other than pursuant to a Change of Shares or the exercise or conversion, as the case may be, of any Option, Convertible Security (each as defined in paragraph (c) below) or Warrant) (any such event, including any deemed distributions described in paragraphs (c) and (d), being herein called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below), on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Purchase Price shall be reduced to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Common Stock Distribution multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution. Notwithstanding the foregoing provisions of this Section 4.1(b), no adjustments under this Section 4.1 shall be made with respect to any shares of Common Stock issued by the Company pursuant to a firm commitment underwritten public offering at a public offering price (without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof) in an amount greater than or equal to the market price on the date immediately preceding the date on which the distribution of such shares of Common Stock commences less the lesser of (i) fifty cents per share or
(ii) five percent (5%) of the market price per share on the date immediately preceding the date of such distribution.

          If any Common Stock Distribution shall require an adjustment to the Purchase Price pursuant to the foregoing provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,000th of a share.

          The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Purchase Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant, except by operation of paragraph (j) or (k) below.

          (c)  Issuance of Options.  In the event the
Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. If the minimum and maximum numbers or amounts referred to in this paragraph (c) or in paragraph (d) below cannot be calculated with certainty as of the date of the required adjustment, such numbers and amounts shall be determined in good faith by the Board of Directors of the Company.

          (d) Issuance of Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share of Common Stock on the date of such issuance, sale or distribution, then, for the purposes of paragraph (b) above, the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs
(j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual conversion or exchange of such Convertible Securities.

          (e) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid per share of Common Stock in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Purchase Price pursuant to this paragraph (e)), does not exceed 10% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Purchase Price shall be decreased to a price determined by multiplying the Purchase Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) to the extent that such dividend, when added to all other cash dividends paid per share of Common Stock in one year prior to the declaration date of such dividend on the record date for such distribution exceeds 10% of the current market price per share of Common Stock on such declaration date plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall be retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (f) Current Market Price. For the purpose of any computation under paragraphs (b), (c), (d) and (e) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of
(A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

          (g) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (including dividends or distributions by operation or paragraph (c) or (d) above, as the case may
be), such Options or Convertible Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to paragraphs (c) or (d) above, as appropriate.

          (h) Consideration Received. If any shares of Common Stock shall be issued and sold in an underwritten public offering, the consideration received by the Company for such shares of Common Stock shall be deemed to include the underwriting discounts and commissions realized by the underwriters of such public offering. If any shares of Common Stock, Options or Convertible Securities, shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued, sold or distributed for such amount of consideration as shall be allocated to such Options in good faith by the Board of Directors of the Company.

          (i)  Deferral of Certain Adjustments.  No
adjustments to the Purchase Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Purchase Price; provided, however, that any adjustment which by reason of this paragraph (i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (j)  Changes in Options and Convertible
Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Article IV), the Purchase Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Purchase Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

          (k)  Expiration Of Options and Convertible
Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised or, solely with respect to Options that are rights ("Rights"), are redeemed, the number of such shares so purchasable shall, upon such expiration or such redemption, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, however, that (x) no such readjustment shall have the effect of decreasing the number of shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Article IV following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities and (y) in the case of the redemption of any Rights, there shall be deemed (for the purposes of paragraph (c) above) to have been issued as of the date of such redemption for no consideration a number of shares of Common Stock equal to the aggregate consideration paid to effect such redemption divided by the current market price of the Common Stock on the date of such redemption.

          (l) Other Adjustments. In the event that at any time the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock as constituted on the date hereof the number of such other securities so receivable upon exercise of the Warrants and the Purchase Price applicable to such exercise shall be adjusted at such time, and shall be subject to further adjustment from time to time thereafter, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this
Article IV.

          (m) Excluded Transactions. Notwithstanding any provision in this Article IV to the contrary, no adjustment shall be made pursuant to this Article IV in respect of (i) any change in the par value of the Common Stock, (ii) the granting of any Options or the issuance of any shares of Common Stock, in either case, which would otherwise trigger an adjustment under paragraph (b) above, that may be registered on Form S-8 or any successor form under the Securities Act, to any officers, directors or employees of, or any consultants or advisors to, the Company, provided that the granting of any Options or the issuance of shares of Common Stock pursuant to this clause (ii) are in the ordinary course of business and are usual and customary, or
(iii) the issuance of Common Stock (A) upon conversion or exercise of any Convertible Securities or Options of the Company outstanding on the date hereof or (B) pursuant to any dividend reinvestment plan which provided that the price of the Common Stock purchased for plan participants from the Company will be no less than 95% of the average of the high and low sales prices of the Common Stock on the investment date or, if no trading in the Common Stock occurs on such date, the next preceding date on which trading occurred (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company. Clause (ii) of this paragraph (m) shall not apply to any such grant or issuance to the extent that after giving effect thereto, the aggregate amount of Common Stock issued in all transactions covered by clause (ii) of this paragraph (m) (assuming the exercise of all then outstanding Options granted in such transactions) would exceed 10% of the number of shares of Common Stock then outstanding (after giving effect to the exercise of the Options so granted, the Warrants and all then outstanding Options or Convertible Securities).

Section 4.2    Notice of Adjustment.

          Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall promptly give a written certificate of the Company to the Warrant Agent of such adjustment or adjustments and shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments. In addition, the Company at its sole expense shall within 120 calendar days following the end of each fiscal year of the Company during which any Warrants remain outstanding and an adjustment has occurred, and promptly upon the request of any Holder of a Warrant in connection with the exercise of any of such Holder's Warrants, cause to be delivered to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such Certificates and shall be under no duty or responsibility with respect to any such certificate except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

Section 4.3    Statement of Warrants.

          Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 4.4    Fractional Interest.

          The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay any amount in cash calculated by it to be equal to the then current market price per share multiplied by such fraction computed to the nearest whole cent. The Holders by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.


                              ARTICLE V
           WARRANT TRANSFER BOOKS, TRANSFERS AND EXCHANGES

Section 5.1    Warrant Transfer Books, etc.

          Prior to the Separation Date, the Warrants shall not be transferable separately but shall be transferable only as a Unit with the Senior Secured Notes as provided in
Section 5.2. The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the principal corporate trust office of the Warrant Agent (the "Warrant Agent Office") a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates by the Warrant Agent as herein provided.

          At the option of the Holder thereof, and subject to the provisions of this Agreement, Warrant Certificates may be exchanged at the Warrant Agent Office, upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, any Global Certificate shall be exchangeable pursuant to this Section for Warrant Certificates registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act or (ii) the Company executes and delivers to the Warrant Agent a written order that such Global Certificate shall be so exchangeable. Any Global Certificate that is exchangeable pursuant to the preceding sentence shall be exchangeable for Warrant Certificates registered in such names as the Depository shall direct.

          Notwithstanding any other provision in this Agreement, a Global Certificate may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

          None of the Company, the Warrant Agent or any agent of the Company or the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

          Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be payable by Holders for any registration of transfer or exchange of Warrant
Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

          Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable. The Holder of any Warrant Certificate duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes. Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depository (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depository and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Holder of such Global Certificate.

Section 5.2    Transfers of Warrants Prior to Separation of
               Warrants and Senior Secured Notes; Separation of Warrants and Senior Secured Notes.

          The Company, simultaneously with the issue of the Senior Secured Notes pursuant to the terms of the Indenture, shall deliver to the Warrant Agent with respect to each $1,000 principal amount of Senior Secured Notes so issued a Warrant Certificate or Certificates for the purchase of
11.699 shares of Common Stock. Each such Warrant Certificate may be held either in the name of the Warrant Agent or in the name of a nominee thereof. Notwithstanding the provisions of Section 5.1 hereof, all such Warrant Certificates will be held by the Warrant Agent, as custodian for the holders of the Units, until such time on or after the Separation Date as the registered holder of a Senior Secured Note containing a Warrant Endorsement shall have surrendered such Senior Secured Note to the Warrant Agent at the Warrant Agent Office for the exchange of such Unit, in whole or in part, for a Warrant Certificate or Certificates evidencing the underlying Warrants and for a Senior Secured Note or Senior Secured Notes of a like aggregate principal amount of authorized denominations and not containing a Warrant Endorsement (such surrender and exchange being referred to herein as a "Separation" and the related Warrants being referred to as "Separated"). Prior to Separation, beneficial ownership of the Warrants will be evidenced by the certificates for Senior Secured Notes registered in the names of the holders of the Senior Secured Notes, which certificates will bear thereon a Warrant Endorsement substantially in the form set forth in Section
2.2 of the Indenture, and the right to receive or exercise Warrants will be transferable only in connection with the transfer of such Senior Secured Notes.

          All Senior Secured Notes containing a Warrant Endorsement presented for Separation shall be duly endorsed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of transfer, such signature shall be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, and shall be accompanied by a written instrument or instruments of exchange or transfer, in form satisfactory to the Company, the Warrant Agent and the Trustee. The Warrant Agent shall deliver such Senior Secured Notes to the Trustee pursuant to the provisions of the Indenture, with instructions to issue new Senior Secured Notes not containing a Warrant Endorsement in authorized denominations for an aggregate principal amount equal to the aggregate principal amount of the Senior Secured Notes surrendered in the name of such registered holder or holders or, if such Senior Secured Notes are also being presented for registration of transfer, in the name of the transferee or transferees. The Warrant Agent, as custodian, shall deliver (or cause to be delivered) the Senior Secured Notes so received from the Trustee and a Warrant Certificate or Certificates executed by the Company and countersigned by the Warrant Agent in the name of such registered holder or holders or such transferee or transferees for such aggregate number of Warrants as shall equal one Warrant for each $1,000 principal amount of Senior Secured Notes so exchanged for Separation, bearing numbers or other distinguishing symbols not contemporaneously outstanding, to the person or persons entitled thereto.

          Notwithstanding the foregoing provisions of this
Section 5.2, if upon Separation the Warrant Certificates are to be represented by a Global Certificate and the Senior Secured Notes are to be represented by a global Senior Secured Note, then Separation of the Warrants and the Senior Secured Notes may be effected in any other commercially reasonable manner satisfactory to the Company, the Warrant Agent, the Trustee and the Depository.

          The provisions of Article VII hereof shall apply to the Warrant Agent when acting in its capacity as custodian hereunder with the same effect as they apply when acting in its capacity as Warrant Agent hereunder.


                              ARTICLE VI
                           WARRANT HOLDERS

Section 6.1    No Voting Rights.

          Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

Section 6.2    Right of Action.

          All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant without the consent of the Warrant Agent or any Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.


                             ARTICLE VII
                            WARRANT AGENT

Section 7.1    Nature of Duties and Responsibilities
Assumed.

          The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representation as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to the kind or amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of any such calculation, other than to apply any adjustment, notice of which is given by the Company to the Warrant Agent to be mailed to the Holders in accordance with Section 4.2. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer and the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, except for its own negligence or willful misconduct, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three business days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against or arising out of or in connection with this Agreement. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

          Except as provided in Section 5.2, the Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

Section 7.2    Right to Consult Counsel.

          The Warrant Agent may at any time consult with legal counsel of its selection satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of counsel.

Section 7.3    Compensation and Reimbursement.

          The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time in writing, and to reimburse the Warrant
Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 7.3 shall survive the termination of this Agreement.

Section 7.4    Warrant Agent May Hold Company Securities.

          Except as may be limited by applicable law, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other person.

Section 7.5    Resignation and Removal; Appointment of
Successor.

          (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may assign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence, bad faith or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Company shall become Warrant Agent until a successor Warrant Agent has been appointed, and the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent.
Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States, any state thereof or the District of Columbia, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any person to whom the Warrant Agent transfers substantially all of its corporate trust business shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of
Section 7.5(a) or (ii) is a wholly-owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to Section 5.1.


                             ARTICLE VIII
                       COVENANTS OF THE COMPANY

Section 8.1    Reservation of Common Stock for Issuance on
               Exercise of Warrants; Listing.

          The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issuance, be duly and validly issued and fully paid and nonassessable, and that upon issuance such shares shall be listed on each national securities exchange or quotation system (including NASDAQ), if any, on which any other shares of outstanding Common Stock of the Company are then listed.

Section 8.2    Reports to Holders.

          The Company shall deliver to the Warrant Agent within 15 days after it files them with the SEC, and shall make available to any Holder upon request, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to file with the SEC, and provide to the Warrant Agent, within 15 days after it would have been required to file the same with the SEC, and shall make available to any Holder upon request, reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.

Section 8.3    Agreements Respecting Warrants.

          The Company agrees that it will not enter into any agreement or instrument which would preclude the exercise of the Warrants for shares of Underlying Common Stock.

Section 8.4    Qualification Under the Securities Laws.

          On or before the Separation Date, the Company will register or otherwise qualify the Underlying Common Stock issuable upon exercise of the Warrants pursuant to the provisions of the Securities Act and pursuant to applicable state securities laws. So long as any unexpired Warrants remain outstanding, the Company will file such amendments and/or supplements to any registration statement under the Securities Act or under any state securities laws covering the issuance of such Underlying Common Stock and supplement and keep current any prospectus forming a part of such registration statement as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of the Securities Act and the regulations of the SEC thereunder, and as may be necessary to comply with any applicable state securities laws.


                              ARTICLE IX
                            MISCELLANEOUS

Section 9.1    Money and Other Property Deposited with the
               Warrant Agent.

          Any money, securities and other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property of the Warrant Agent except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to any Holder by mailing by first-class mail a check in such amount as is appropriate, to such Holder at the address shown on the, Warrant register maintained pursuant to Section 5.1, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to any Holder that remains unclaimed for two years, less one day, after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.

Section 9.2    Payment of Taxes.

          The Company will pay all taxes and other governmental charges that may be imposed on the Company or on the Holders of the Warrants or on the holders of any securities deliverable upon exercise of Warrants with respect thereto. The Company will not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash or other property to any person other than the Holder of a Warrant Certificate surrendered upon the exercise thereof, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or security or pay any cash or distribute any property until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

Section 9.3    Surrender of Certificates.

          Any Warrant Certificate surrendered for exercise or purchased or otherwise acquired by the Company shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall promptly be canceled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall return such canceled Warrant Certificates to the Company.

Section 9.4    Mutilated, Destroyed, Lost and Stolen Warrant
               Certificates.

          If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and indemnity as may be reasonably required by them to save each of them harmless then, in the absence of notice to the Company or any officer in the corporate trust department of the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of warrants.

          Upon the issuance of any new Warrant Certificate under this Section 9.4, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith.

          Every new Warrant Certificate executed and delivered pursuant to this Section 9.4 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company.

          The provisions of this Section 9.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

Section 9.5    Miscellaneous Rights.

          The rights of Holders upon the occurrence of the events set forth in this Agreement are cumulative. If more than one such event shall occur and the periods following the occurrence of such events and prior to the closing of the transactions that are the subject of such events overlap, each Holder may exercise such rights arising therefrom as such Holder may elect without any condition imposed upon such exercise not contained in this Agreement.

          Neither the Company nor any of its Affiliates involved in any proposed transaction that is the subject of such an event shall have any obligation to the Holders to consummate any such proposed transaction once an agreement or agreement in principle or decision to proceed with respect thereto is reached, whether on the terms first proposed or as revised, or to include any Holder in, or apprise any Holder of, any negotiations or discussions concerning any such proposed transaction among the prospective parties thereto.

Section 9.6    Notices.

          Any notice or communication by the Company or the Warrant Agent to the other is duly given if in writing and delivered in person, mailed by first-class mail (registered or certified, return receipt requested), or sent by telecopier or overnight air courier guaranteeing next day delivery, to the other's address;

     If to the Company:

     NS Group, Inc.
     Ninth and Lowell Streets
     Newport, Kentucky 41072
     Attention:  Treasurer

     If to the Warrant Agent:

     The Huntington National Bank
     41 South High Street
     Columbus, Ohio 43215
     Attention:  Corporate Trust Department

          The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail to the Holder's address shown on the register of the Company maintained by the Warrant Agent. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Warrant Agent at the same time.

Section 9.7    Benefit of This Agreement.

          This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 9.8    Counterparts.

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 9.9    Amendments.

          The Company may, without the consent of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement
(a) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (b) to add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, or (c) that do not adversely affect the interests of the Holders in any material respect. The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities hereunder, in which case such party may, but shall not be required to, join in such execution and delivery. Prior to executing any such supplemental agreement, the Warrant Agent shall be entitled to receive and shall be protected in relying upon a certificate of the Company which states that the proposed supplemental agreement is in compliance with the terms of this Section 9.9.

Section 9.10   Termination.

          This Agreement (other than the Company's obligations with respect to Warrants previously exercised under Article III, and with respect to compensation, reimbursement and indemnification under Section 7.3) shall terminate and be of no further force and effect, provided the Company has complied with Section 3.5 hereof in the case of a Non-Surviving Combination, on the earlier of (a) the Expiration Date and (b) the consummation of a Non-Surviving Combination.

Section 9.11   GOVERNING LAW.

          THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS OF LAWS.

Section 9.12   Headings.

          The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

               NS GROUP, INC.


               By: /S/ J. R. PARKER
             --------------------------
             Name:
             Title:

          THE HUNTINGTON NATIONAL BANK,
       as Warrant Agent


          By: /S/ CANDADA J. MOORE
         -------------------------
        Name:
        Title:
               EXHIBIT A

[FORM OF FACE OF WARRANT CERTIFICATE]

Certificate for One Warrant

No.______

                 WARRANTS TO ACQUIRE COMMON STOCK OF
                            NS GROUP, INC.


          This certifies that ____________, or registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to acquire from NS Group, Inc., a Kentucky corporation (the "Company"), 11.699 shares of Common Stock, no par value per share, of the Company (the "Common Stock") for consideration equal to the Purchase Price (as defined in the Warrant Agreement) per share of Common Stock. The Warrants evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:00 p.m., Eastern Time, on July 15, 2003 (the "Expiration Date") or as of the closing of any Non-Surviving Combination, if earlier.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of July 28, 1995 (the "Warrant Agreement"), between the Company and The Huntington National Bank, a national banking association, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at Ninth and Lowell Streets, Newport, Kentucky 41072, Attention of Chief Financial Officer.

          This Warrant is a Global Certificate within the meaning of the Warrant Agreement referred to herein and is registered in the name of a Depository or a nominee of a Depository. This Warrant Certificate is exchangeable for Warrant Certificates registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Warrant Agreement, and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

          Subject to the terms and conditions set forth in the Warrant Agreement, the Warrants shall be exercisable at any time on or after the date 180 days after the issuance of the Warrants and prior to 5:00 p.m., Eastern Time, on the Expiration Date (which term is defined in the Warrant Agreement as July 15, 2003, subject to the provisions of
Section 3.5 of the Warrant Agreement). Prior to the Separation Date, (which term is defined in the Warrant Agreement as 90 days after the issuance of the Warrants or such earlier date as may be designated to the Company by the Underwriters or as may result from an Asset Sale Offer or a Change of Control Offer) the Warrants shall not be transferable separately but shall be transferable only as a Unit with the Senior Secured Notes (as such terms are defined in the Warrant Agreement).

          If the Company proposes, prior to the Expiration Date, to enter into a merger, consolidation, or other business combination with one or more persons (other than a Wholly Owned Recourse Subsidiary of the Company) in which the Company is not the survivor, or a sale of all or, substantially all of the assets of the Company to one or more such other Persons, if, in connection with any of the foregoing, consideration (other than Common Equity Securities) is distributed to the holders of Common Stock in exchange for all or substantially all of their equity interest in the Company (a "Non-Surviving Combination"), the Company shall give written notice thereof to the Holders promptly after an agreement is reached but in no event less than 30 days prior to the closing thereof. In the event the Company enters into a Non-Surviving Combination, upon payment of the Purchase Price prior to the Expiration Date, the Holder hereof will be entitled to receive the shares of stock or other securities or other property (including any money) of the surviving entity in such Non-Surviving Combination as the Holder would have received had the Holder exercised its Warrants immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor).

          In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified and tender the Purchase Price therefore.

                    NS GROUP, INC.

                    By:______________________
                  Name.
                  Title:

[SEAL]

Attest:_________________________________
               Secretary

DATED:

Countersigned:

THE HUNTINGTON NATIONAL BANK,
as Warrant Agent

By:___________________________________
     Authorized Signer

Date of Countersignature:

FORM OF REVERSE WARRANT CERTIFICATE
NS GROUP, INC.

          This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register maintained by the Warrant Agent, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the registered Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable, and upon issuance such shares shall be listed on each national securities exchange or quotation system (including NASDAQ), if any, on which any other shares of outstanding Common Stock are then listed.

          Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

          The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment in certain events in the manner set forth in the Warrant Agreement.

          The Warrants do not entitle any Holder to any of the rights of a stockholder of the Company.

          This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant
Agreement.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant
Agent.
                      EXERCISE SUBSCRIPTION FORM

            (to be executed only upon exercise of Warrant) The undersigned hereby irrevocably elects to exercise the Warrants represented by this Warrant Certificate, for the acquisition, for each Warrant, of
11.699 shares each of Common Stock, $0.01 par value per share, of NS Group, Inc., or such number of shares represented by this Warrant Certificate as a result of adjustments to such number pursuant to the Warrant Agreement, on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement herein referred to, surrenders this Warrant Certificate and all right, title and interest therein to NS Group, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  __________ __, ____



______________________/(3)/
     (Signature of Owner)

     _________________________
     (Street Address)


_________________________
(City)  (State) (Zip Code)

     Signature Guaranteed by:


_________________________

_____________________
/(3)/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

                           FORM OF TRANSFER

      FOR VALUE RECEIVED the undersigned registered Holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

                         Social Security
                         or other
                         identifying
Name of                  number of            Number of
Assignee(s)  Address     assignee(s)          Warrants




and does hereby irrevocably constitute and appoint the Warrant Agent as the undersigned's attorney to make such transfer on the register maintained by the Warrant Agent for that purpose, with full power of substitution in the premises.

Date:  ____________ __, ____



________________________/(1)/

         (Signature of Owner)


         ________________________
         (Street Address)



__________________________
(City)  (State)  (Zip Code)


    Signature Guaranteed by:
    __________________________



/(1)/ The signature must correspond with the name as written upon the face of the within Warrant
         Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.




NS GROUP, INC.

                                and

                  THE HUNTINGTON NATIONAL BANK, as
                           Warrant Agent


            ___________________________________________

                         WARRANT AGREEMENT

                     Dated as of July 28, 1995

            ___________________________________________

                          TABLE OF CONTENTS



Page

                              ARTICLE I
                             DEFINITIONS . . . . . . . . . . . .
 .   2

       Section 1.1   Certain Definitions . . . . . . . . . . . .
 .   2

                              ARTICLE II
                      ORIGINAL ISSUE OF WARRANTS . . . . . . . .
 .   4

       Section 2.1   Form of Warrant Certificates. . . . . . . .
 .   4
       Section 2.2   Execution and Delivery of
          Warrant
                       Certificates. . . . . . . . . . . . . . .
 .   5
       Section 2.3   Global Certificate Legend . . . . . . . . .
 .   5

                             ARTICLE III
           EXERCISE PRICE; EXERCISE OF WARRANTS GENERALLY;
                      NON-SURVIVING COMBINATION. . . . . . . . .
 .   6

       Section 3.1   Exercise Price. . . . . . . . . . . . . . .
 .   6
       Section 3.2   Exercise of Warrants. . . . . . . . . . . .
 .   6
       Section 3.3   Expiration of Warrants. . . . . . . . . . .
 .   6
       Section 3.4   Method of Exercise. . . . . . . . . . . . .
 .   6
       Section 3.5   Non-Surviving Combination . . . . . . . . .
 .   7

                              ARTICLE IV
                             ADJUSTMENTS . . . . . . . . . . . .
 .   7

       Section 4.1   Adjustments of Exercise Price
                     and
                       Number of Shares of Common Stock. . . . .
 .   7
       Section 4.2   Notice of Adjustment. . . . . . . . . . . .
 .  15
       Section 4.3   Statement of Warrants.. . . . . . . . . . .
 .  16
       Section 4.4   Fractional Interest . . . . . . . . . . . .
 .  16

                              ARTICLE V
           WARRANT TRANSFER BOOKS, TRANSFERS AND EXCHANGES . . .
 .  16

       Section 5.1   Warrant Transfer Books, etc.. . . . . . . .
 .  16
       Section 5.2   Transfers of Warrants Prior to
                       Separation of Warrants and Senior
                       Secured Notes; Separation of Warrants
                       and Senior Secured Notes. . . . . . . . .
 .  18

                              ARTICLE VI
                           WARRANT HOLDERS . . . . . . . . . . .
 .  20

       Section 6.1   No Voting Rights. . . . . . . . . . . . . .
 .  20
       Section 6.2   Right of Action . . . . . . . . . . . . . .
 .  20

                             ARTICLE VII
                            WARRANT AGENT. . . . . . . . . . . .
 .  20

       Section 7.1   Nature of Duties and
          Responsibilities
                       Assumed . . . . . . . . . . . . . . . . .
 .  20
       Section 7.2   Right to Consult Counsel. . . . . . . . . .
 .  22
       Section 7.3   Compensation and Reimbursement. . . . . . .
 .  22
       Section 7.4   Warrant Agent May Hold Company
                       Securities. . . . . . . . . . . . . . . .
 .  23
       Section 7.5   Resignation and Removal;
          Appointment
                       of Successor. . . . . . . . . . . . . . .
 .  23

                             ARTICLE VIII
                       COVENANTS OF THE COMPANY. . . . . . . . .
 .  24

       Section 8.1   Reservation of Common Stock for
                       Issuance on Exercise of Warrants;
                       Listing . . . . . . . . . . . . . . . . .
 .  24
       Section 8.2   Reports to Holders. . . . . . . . . . . . .
 .  24
       Section 8.3   Agreements Respecting Warrants. . . . . . .
 .  25
       Section 8.4   Qualification Under the
          Securities
                       Laws. . . . . . . . . . . . . . . . . . .
 .  25

                              ARTICLE IX
                            MISCELLANEOUS. . . . . . . . . . . .
 .  25

       Section 9.1   Money and Other Property
                     Deposited
                       with the Warrant Agent. . . . . . . . . .
 .  25
       Section 9.2   Payment of Taxes. . . . . . . . . . . . . .
 .  26
       Section 9.3   Surrender of Certificates . . . . . . . . .
 .  26
       Section 9.4   Mutilated, Destroyed, Lost and
                     Stolen
                       Warrant Certificates. . . . . . . . . . .
 .  26
       Section 9.5   Miscellaneous Rights. . . . . . . . . . . .
 .  27
       Section 9.6   Notices . . . . . . . . . . . . . . . . . .
 .  27
       Section 9.7   Benefit of This Agreement . . . . . . . . .
 .  28
       Section 9.8   Counterparts. . . . . . . . . . . . . . . .
 .  28
       Section 9.9   Amendments. . . . . . . . . . . . . . . . .
 .  28
       Section 9.10  Termination . . . . . . . . . . . . . . . .
 .  29
       Section 9.11  GOVERNING LAW . . . . . . . . . . . . . . .
 .  29
       Section 9.12  Headings. . . . . . . . . . . . . . . . . .
 .  30